Exhibit 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER OF
KERYX BIOPHARMACEUTICALS, INC.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION  906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the quarterly report of Keryx Biopharmaceuticals, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, James F. Oliviero, Chief Financial Officer, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2009	/s/ James F. Oliviero
James F. Oliviero Chief Financial Officer Principal Financial and Accounting Officer